Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

BioPlus Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	New Avertix Medical Common Stock (2)(4)	Other(7)	19,367,477	N/A	$205,488,930.97(7)	0.0001102	$22,644.88
Fees to Be Paid	Equity	New Avertix Medical Common Stock (3)(4)	Other(8)	14,999,441	N/A	$499.98 (8)	0.0001102	$0.06
Fees to Be Paid	Equity	Warrants to acquire New Avertix Medical Common Stock (5)(4)	Other(9)	11,780,000	N/A	$1,295,800(9)	0.0001102	$142.80
Fees to Be Paid	Equity	New Avertix Medical Common Stock issuable upon exercise of warrants (6)(4)	Other(10)	11,780,000	N/A	$135,470,000(10)	0.0001102	$14,928.79
	Total Offering Amounts					$342,255,230.95		$37,716.53
	Total Fees Previously Paid							$33,018.27
	Total Fee Offsets							—
	Net Fee Due							$4,698.26

(1)

Prior to the consummation of the business combination (the “Business Combination”) described in the proxy statement/prospectus forming part of this registration statement, the registrant, BioPlus Acquisition Corp., a Cayman Islands exempted company (“BIOS”), intends to effect a deregistration under the Cayman Islands Companies Act (Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which BIOS’ jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “Avertix Medical, Inc.” (“New Avertix Medical”).

(2)

The number of shares of common stock of New Avertix Medical being registered represents (i) 13,057,477 BIOS Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) that were registered pursuant to the Registration Statement on Form S-1 (File No. 333-258028) (the “IPO registration statement”), and underlie the units offered by BIOS in its initial public offering (the “Public Shares”), which Public Shares will automatically convert by operation of law into shares of common stock of New Avertix Medical (the “New Avertix Medical Common Stock”) in the Domestication, taking into account the Extension Amendment Redemptions (as defined in the proxy statement/prospectus) (ii) 5,749,999 Class A Shares and 1 BIOS Class B ordinary share, par value $0.0001 per share (the “Class B Share”), held by the BIOS Initial Shareholders (as defined in the proxy statement/prospectus), and such Class B Share will automatically convert by operation of law into Class A Shares in connection with the Business Combination, and immediately following, the 5,750,000 Class A Shares will automatically convert by operation of law into New Avertix Medical Common Stock in connection with the Domestication, and (iii) the 560,000 Class A Shares that underlie the units purchased by the Sponsor and Cantor in the private placement in connection with BIOS’ initial public offering which will automatically convert by operation of law into New Avertix Medical Common Stock.

(3)

Represents (i) 12,029,437 shares of common stock of New Avertix Medical to be issued in connection with the Merger described herein to holders of common stock of Avertix Medical, Inc. immediately prior to the consummation of the Business Combination and (ii) 2,970,004 shares of common stock of New Avertix Medical that may be issued after the consummation of the Business Combination pursuant to the earn-out provisions of the Business Combination Agreement described herein.

(4)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)

The number of redeemable warrants to acquire shares of New Avertix Medical Common Stock being registered represents the (i) 11,500,000 redeemable warrants to acquire Public Shares that were registered pursuant to the IPO registration statement and underlie the units offered by BIOS in its initial public offering (the “BIOS Public Warrants”), which will be converted by operation of law into redeemable warrants to acquire shares of New Avertix Medical Common Stock in the Domestication and (ii) 280,000 private placement warrants of BIOS issued in connection with BIOS’ initial public offering (the “BIOS Placement Warrants”), which will automatically convert by operation of law into redeemable warrants to acquire shares of New Avertix Medical Common Stock in the Domestication.

(6)

Represents 11,780,000 shares of New Avertix Medical Common Stock to be issued upon the exercise of the BIOS Public Warrants and the BIOS Placement Warrants, which will automatically convert by operation of law into redeemable warrants to acquire shares of New Avertix Medical at the time of the Business Combination.

(7)

Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Class A Shares on the Nasdaq Stock Market LLC (“Nasdaq”) on June 28, 2023 ($10.61 per Class A Share) such date being within five business days prior to the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”).

(8)

Calculated in accordance with Rule 457(f)(2) of the Securities Act. Avertix Medical is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the Avertix Medical securities expected to be exchanged in connection with the Business Combination described herein, including the Avertix Medical securities issuable upon the exercise of options and warrants.

(9)

Calculated in accordance with Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices of the BIOS Public Warrants on the Nasdaq on May 10, 2023 ($0.11 per Public Warrant) such date being within five business days prior to the date that this registration statement was first filed with the SEC.

(10)	Calculated in accordance with Rule 457(g)(1) under the Securities Act, based on the exercise price of the warrants ($11.50 per share)